Schedule 5.1.3 Navion Subsidiaries
to the Share Sale and Purchase Agreement
between Statoil ASA and Statpet AS
and Norsk Teekay AS
dated 15 December 2002

Navion Subsidiaries

We refer to the Share Sale and Purchase Agreement (the “Agreement”) entered into on 15 December 2002 between Statoil ASA (“Statoil”) and Statpet AS (“Statpet”) on the one side and Norsk Teekay AS on the other side.

Words and expressions defined or used in the Agreement have the same meanings in this Schedule, unless the contrary is expressly stated or where those meanings would be clearly inconsistent in the relevant context.

We hereby represent and warrant that as of the Signing Date the total share capital of the Navion Subsidiaries are as follows:

Name:                                               Reg. No.:          Share capital:

Navion Shipping Holding AS                          982 770 971          146.000.000 NOK
Navion Shipping AS                                  979 199 902          145.000.000 NOK
Navion Shipping Operations AS                       977 045 029            1.000.000 NOK
Navion Chartering AS (50%)                         883 437 632            1.000.000 NOK
Navion Maritime AS                                  979 199 252        1.619.300.000 NOK
Rasmussen Navion KS                                 979 210 876        1.044.000.000 NOK
Rasmussen Navion AS                                 979 178 476           35.000.000 NOK
Navion Technology AS                                979 433 425           10.000.000 NOK
Navion Offshore Loading AS                          984 837 771              100.000 NOK
Navion Caspian Region AS                            983 665 705            1.000.000 NOK
Caspian Transportation Holding (Cyprus) Ltd.        HE 1296 84                 1.000 CVP
Navion Inc.                                                                  450.000 USD